 Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
BROWN SHOE COMPANY, INC.

January 29, 2010

Name	State or Country of Incorporation

American Sporting Goods Corporation	Delaware
ASG Asia Investment Company Limited	Hong Kong
B&H Footwear Company Limited (51% owned)	Hong Kong
Bennett Footwear Group, LLC	Delaware
Brown Cayman Ltd.	Cayman Islands
Brown Group Dublin Limited	Ireland
Brown Group Retail, Inc.	Pennsylvania
Brown Retail Development Company	Louisiana
Brown Shoe Asia Investment Limited	Hong Kong
Brown Shoe Company of Canada Ltd	Canada
Brown Shoe International Corp.	Delaware
Brown Shoe International Sales and Licensing S.r.l.	Italy
Brown Shoe International Sales and Licensing Limited	Hong Kong
Brown Shoe International (Macau) Company Limited	Macau
Brown Shoe Investment Company, Inc.	Delaware
Brown Shoe Netherland BV	Netherlands
Brown Shoe Service Company Limited	Hong Kong
Brown Shoe Services Corporation	Ohio
Brownshoe Service (Macau) Company Limited	Macau
Buster Brown & Co.	Missouri
DongGuan B&H Footwear Company Limited (51% owned)	China
DongGuan Brown Shoe Company Limited	China
DongGuan Leeway Footwear Company Limited	China
Edelman Shoe, Inc.	Delaware
Great Prosper Profits Corporation	British Virgin Islands
Leeway International Company Limited	Hong Kong
Pagoda International Corporation do Brazil, LTDA	Brazil
Pagoda International Footwear Limited	Hong Kong
Pagoda International Footwear (Macau Commercial Offshore) Limited	Macau
Putian Brown Shoe Company Limited	China
Shanghai American Sports Trading Co., Ltd.	China
Shangrao ASG Footwear Co., Ltd.	China
Shoes.com, Inc.	Delaware
Sidney Rich Associates, Inc.	Missouri
The Basketball Marketing Company, Inc.	Delaware
Whitenox Limited	Hong Kong
Wonderful Idea Investments Limited	Hong Kong
Yingtan ASG Foowear Co., Ltd.	China
Yingtan Turntec Footwear Co., Ltd.	China

Exhibit 21
Subsidiaries of the Registrant (Continued)

Brown Group Retail, Inc. does business under the following names:

Brown Shoe Closet
Factory Brand Shoes
Famous Footwear
Mind Body Sole by Famous Footwear
Naturalizer
Naturalizer Outlet
Supermarket of Shoes
Via Spiga

Brown Shoe Company of Canada Ltd does business under the following names:

F. X. LaSalle
Naturalizer
Naturalizer Outlet